SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2007
VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1200 Urban Center Drive, Birmingham, Alabama	35242
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code : (205) 298-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
a.	Credit Agreements.
On November 16, 2007, Vulcan Materials Company (formerly named Virginia Holdco, Inc. and referred to herein as “Vulcan”, “we” or “us”) entered into (i) a $2,000 million revolving 364-Day Bridge Credit Agreement dated as of November 16, 2007 (the “Bridge Credit Agreement”) with Wachovia Bank, National Association, as administrative agent (in such capacity, the “Bridge Administrative Agent”), and the lenders (the “Bridge Lenders”) and other parties thereto; (ii) a revolving $500 million 364-Day Credit Agreement dated as of November 16, 2007 (the “364-Day Credit Agreement”) with Bank of America, N.A., as administrative agent (in such capacity, the “364-Day Administrative Agent”), and the lenders (the “364-Day Lenders”) and other parties thereto; and (iii) a revolving $1,500 million Five-Year Credit Agreement dated as of November 16, 2007 (the “Five-Year Credit Agreement”, and together with the Bridge Credit Agreement and the 364-Day Credit Agreement, the “Credit Agreements”) with Bank of America, N.A., as administrative agent (in such capacity, the “Five-Year Administrative Agent”), and the lenders (the “Five-Year Lenders”, and together with the Bridge Lenders and the 364-Day Lenders, the “Lenders”) and other parties thereto. We refer to the credit facility under the Bridge Credit Agreement as the “Bridge Credit Facility”, the credit facility under the 364-Day Credit Agreement as the “364-Day Credit Facility”, the credit facility under the Five-Year Credit Agreement as the “Five-Year Credit Facility”, and the three together as the “Credit Facilities”.
The Credit Facilities are senior unsecured debt obligations of Vulcan. The Credit Agreements contain customary representations, affirmative and negative covenants (including limitations on liens, and a maximum consolidated debt to total capitalization ratio of 0.65 to 1.00) and events of default usual for credit facilities of the type. The Bridge Credit Agreement requires mandatory prepayments in the event of public or private offerings of equity, hybrid or debt securities or debt issuances, subject to certain exceptions and thresholds.
The Bridge Credit Facility matures on November 14, 2008. The 364-Day Credit Facility matures on November 14, 2008, provided that Vulcan may, not more than 90 days but not less than 60 days prior to November 14, 2008, request that each 364-Day Lender extend the original maturity date for one additional 364-day period. The Five-Year Credit Facility matures on November 16, 2012, provided that Vulcan may, not later than 60 days prior to the second anniversary of the closing date, request that each Five-Year Lender extend the original maturity date for one additional one-year period. Vulcan may (i) request an increase in the commitments under the 364-Day Credit Facility by up to $500 million and (ii) request an increase in the commitments under the Five-Year Credit Facility by up to $500 million, subject in each case to Vulcan obtaining commitments from new and existing lenders for the additional amounts, provided that the amount of increases under the 364-Day Credit Facility plus the amount of increases under the Five-Year Credit Facility shall not exceed, in the aggregate, $500 million. The Five-Year Credit Facility also contains a sublimit of $250 million for the issuance of letters of credit and a swing line sublimit of $25 million. The 364-Day Credit Facility and the Five-Year Credit Facility also contain a $200 million sublimit for competitive bid loans.
Proceeds of the Credit Facilities may only be used to finance the acquisition of Florida Rock Industries, Inc. (“Florida Rock”), which was completed on November 16, 2007, and to pay related fees and expenses, to repay certain existing debt and to back-up Vulcan’s commercial paper program as well as for ongoing working capital requirements and general corporate purposes.
The loans under the Credit Facilities bear interest at a rate equal to LIBOR plus a margin determined by reference to a ratings-based pricing grid, or the base rate (which is defined as the higher of the Wachovia prime rate and the Federal funds rate plus 0.50% for the Bridge Credit Facility and the higher of the Bank of America prime rate and the Federal Funds rate plus 0.50% for the 364-Day Credit Facility and the Five-Year Credit Facility). Assuming an A-/A3 equivalent credit rating level, the applicable rate under the Bridge Credit Facility and the 364-Day Credit Facility will be 0.200%, and the applicable rate under the Five-Year Credit Facility will be 0.190%. Each Credit Facility requires that we pay a facility fee (ranging from 0.045% to 0.085% for the Bridge Credit Facility and the 364-Day Credit Facility, and ranging from 0.040% to 0.100% for the Five-Year Credit Facility, in each case based on our ratings).
As of November 19, 2007, $1,500 million was outstanding under the Bridge Credit Facility, $350 million was outstanding under the 364-Day Credit Agreement and $1,500 million was outstanding under the Five-Year Credit Agreement. The proceeds of the initial borrowings were used to pay the purchase price for the acquisition of Florida Rock and related fees and expenses. The Five-Year Credit Agreement replaced our prior credit agreement. Vulcan expects to repay the outstanding loans and reduce commitments under the Bridge Credit Facility with the proceeds of commercial paper issuances under its new commercial paper program and with the proceeds of primarily fixed rate debt at maturities ranging from 3 to 30 years.
Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us, including letters of credit, depository and account processing services, for which we have paid and intend to pay customary fees, and our pension fund also invests in funds managed by the Lenders or affiliates of the Lenders. Goldman, Sachs & Co., an affiliate of Goldman Sachs Credit Partners L.P., a Lender, provided financial advisory services to Vulcan in connection with the mergers for which it received customary fees. Certain of the initial Lenders were parties to our prior credit agreement. Banc of America Securities LLC, an affiliate of Bank of America, N.A., a Lender, and Goldman, Sachs & Co. are dealers with respect to our new commercial paper program, and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., is the issuing and paying agent. To hedge our exposure on particular securities, we have from time to time entered into transactions involving derivative instruments, such as swaps, with Bank of America, N.A. Northern Trust Company, a Lender, serves as Trustee under the Vulcan Materials Company Master Pension Trust. Donald B. Rice, one of our directors, is a director of Wells Fargo & Company, an affiliate of one of our Lenders, Wells Fargo Bank, National Association.
The foregoing description of the Credit Agreements is qualified in its entirety by reference to the full text of the Credit Agreements, which are filed herewith as Exhibit 10.1 (the Bridge Credit Agreement), Exhibit 10.2 (the 364-Day Credit Agreement), and Exhibit 10.3 (the Five-Year Credit Agreement) to this Report and are incorporated in this Report by reference.
b.	Supplemental Indenture.
On November 16, 2007, Vulcan announced that Vulcan, Legacy Vulcan Corp. (formerly known as Vulcan Materials Company and referred to herein as “Legacy Vulcan”), and The Bank of New York, as trustee (the “Trustee”), entered into a Supplemental Indenture No. 1 (the “Supplemental Indenture”) to Legacy Vulcan’s Indenture, dated as of May 1, 1991, between Legacy Vulcan and the Trustee under which Vulcan’s existing 6% Notes due 2009 and existing medium-term notes (collectively, the “Existing Notes”) were issued. Pursuant to the Supplemental Indenture, Vulcan fully and unconditionally guarantees the obligations of Legacy Vulcan under the Indenture. Also, on November 15, 2007, Legacy Vulcan filed with the Securities and Exchange Commission Forms 15 with respect to the Existing Notes in order to cease Legacy Vulcan’s independent reporting requirements under the Securities Exchange Act of 1934 with respect to Existing Notes.
A copy of the Supplemental Indenture is filed herewith as Exhibit 4.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As described above under Item 1.01 of this Report, on November 16, 2007, we entered into (i) a $2,000 million revolving 364-Day Bridge Credit Agreement, (ii) a $1,500 million revolving Five-Year Credit Agreement and (iii) a $500 million revolving 364-Day Credit Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 19, 2007, as contemplated by the Agreement and Plan of Merger dated as of February 19, 2007, as amended April 9, 2007, among us, Legacy Vulcan, Florida Rock, Virginia Merger Sub, Inc. and Fresno Merger Sub, Inc., John D. Baker II was elected a director of Vulcan, with a term expiring in 2009. Mr. Baker was formerly the President, Chief Executive Officer and a director of Florida Rock. Mr. Baker has been named to the Finance and Pension Funds Committee and the Safety, Health and Environmental Affairs Committee of the Vulcan Board of Directors.
Item 8.01 Other Events.
On November 19, 2007, Vulcan issued a press release announcing the election of Mr. Baker to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On November 21, 2007, Vulcan issued a press release announcing final results of consideration elections by Florida Rock shareholders. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits:

Exhibit No.	Description
4.1	Supplemental Indenture No. 1 dated as of November 16, 2007, among Vulcan Materials Company, Legacy Vulcan Corp. and The Bank of New York, as trustee

10.1	364-Day Bridge Credit Agreement dated as of November 16, 2007, among Vulcan Materials Company, certain lenders party thereto and Wachovia Bank, National Association, as administrative agent

10.2	364-Day Credit Agreement dated as of November 16, 2007, among Vulcan Materials Company, certain lenders party thereto and Bank of America, N.A., as administrative agent

10.3	Five-Year Credit Agreement dated as of November 16, 2007, among Vulcan Materials Company, certain lenders party thereto and Bank of America, N.A., as administrative agent

99.1	Press release dated November 19, 2007 issued by Vulcan Materials Company

99.2	Press release dated November 21, 2007 issued by Vulcan Materials Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

VULCAN MATERIALS COMPANY (Registrant)
Dated: November 21, 2007	By:	/s/William F. Denson, III
William F. Denson, III

EXHIBIT INDEX

Exhibit No.	Description
4.1	Supplemental Indenture No. 1 dated as of November 16, 2007, among Vulcan Materials Company, Legacy Vulcan Corp. and The Bank of New York, as trustee

10.1	364-Day Bridge Credit Agreement dated as of November 16, 2007, among Vulcan Materials Company, certain lenders party thereto and Wachovia Bank, National Association, as administrative agent

10.2	364-Day Credit Agreement dated as of November 16, 2007, among Vulcan Materials Company, certain lenders party thereto and Bank of America, N.A., as administrative agent

10.3	Five-Year Credit Agreement dated as of November 16, 2007, among Vulcan Materials Company, certain lenders party thereto and Bank of America, N.A., as administrative agent

99.1	Press release dated November 19, 2007 issued by Vulcan Materials Company

99.2	Press release dated November 21, 2007 issued by Vulcan Materials Company